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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


First Tier Subsidiary:

Alliance Resource Operating Partners, L.P. ("AROP") (98.9999% limited partner interest)


Second Tier Subsidiary:

         Alliance Coal, LLC  ("ALLC") (AROP holds a 99.999% non-managing membership interest)


Third Tier Subsidiaries:     (ALLC holds a 100% membership interest in each of
                             the third-tier subsidiaries)

                 Alliance Land, LLC
                 Alliance Properties, LLC
                 Backbone Mountain, LLC
                 Excel Mining, LLC
                 Gibson County Coal, LLC
                 Hopkins County Coal, LLC
                 MC Mining, LLC
                 Mettiki Coal, LLC
                 Mettiki Coal (WV), LLC
                 Mt. Vernon Transfer Terminal, LLC
                 Pontiki Coal, LLC
                 Toptiki Coal, LLC
                 Webster County Coal, LLC
                 White County Coal, LLC


All of the above entities are formed under the laws of the state of Delaware.